Exhibit 5.1

[On Slaughter and May headed notepaper]

28 October 2011

The Directors	Your reference
Royal Dutch Shell plc Shell Centre London SE1 7NA
Our reference
MJXT/LZZK
Direct line
020 7090 3445

Dear Sirs,

Registration Statement on Form F-3 of Royal Dutch Shell plc dated 28 October 2011 (the "Registration Statement")

We have acted as legal advisers to Royal Dutch Shell plc (the "Company") as to English law in connection with the proposed registration under the United States Securities Act of 1933 (as amended) (the "Securities Act") of (i) debt securities (the "Guaranteed Debt Securities") of Shell International Finance B.V. ("Shell Finance"), unconditionally guaranteed by the Company as to the payment of principal, premium (if any) and interest, (ii) debt securities of the Company (the "RDS Debt Securities" and, together with the Guaranteed Debt Securities, the "Debt Securities"), (iii) debt warrants of the Company (the "Debt Warrants"), (iv) equity warrants of the Company (the "Equity Warrants" and, together with the Debt Warrants, the "Warrants") and (v) Class A and Class B ordinary shares of the Company with a nominal value of €0.07 per share (the "Shares").  We have taken instructions solely from the Company.

This opinion is delivered to you in connection with the Registration Statement to be filed with the United States Securities and Exchange Commission on 28 October 2011.  Other than in connection with the Registration Statement and the issuance of any securities registered thereby, this opinion is not to be transmitted to anyone else nor is it to be reproduced, quoted, summarised or relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. We have not been concerned with investigating or verifying the facts set out in the Registration Statement.

For the purposes of this opinion, we have examined copies of the following documents:

1.	the form of senior indenture filed as Exhibit 4.1 to the Registration Statement, to be entered into between the Company and Deutsche Bank Trust Company Americas (the "RDS Senior Indenture");

2.
the form of subordinated indenture filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and Deutsche Bank Trust Company Americas (the "RDS Subordinated Indenture" and, together with the RDS Senior Indenture, the "RDS Indentures");

3.
the form of senior indenture filed as Exhibit 4.3 to the Registration Statement, to be entered into between Shell Finance, the Company and Deutsche Bank Trust Company Americas (the "Shell Finance Senior Indenture") including the guarantee to be given by the Company (the "RDS Senior Guarantee");

4.
the form of subordinated indenture filed as Exhibit 4.4 to the Registration Statement, to be entered into between Shell Finance, the Company and Deutsche Bank Trust Company Americas (the "Shell Finance Subordinated Indenture" and, together the Shell Finance Senior Indenture, the "Shell Finance Indentures" and, together with the RDS Indentures, the "Indentures") including the guarantee to be given by the Company (the "RDS Subordinated Guarantee" and, together with the RDS Senior Guarantee, the "Guarantees");

5.	the form of senior debt security of the Company filed as Exhibit 4.5 to the Registration Statement;

6.	the form of subordinated debt security of the Company filed as Exhibit 4.6 to the Registration Statement;

7.	the form of senior debt security of Shell Finance filed as Exhibit 4.7 to the Registration Statement;

8.	the form of subordinated debt security of Shell Finance filed as Exhibit 4.8 to the Registration Statement;

9.	the form of the Trust Deed for the Royal Dutch Shell Dividend Access Trust, filed as Exhibit 4.17 to the Registration Statement (the "Dividend Access Trust Deed");

10.	the form of Articles of Association of the Company, together with a special resolution of the Company dated 18 May, 2010, filed as Exhibit 4.11 to the Registration Statement;

11.	the form of Memorandum of Association of the Company, together with a special resolution of the Company dated 18 May, 2010, filed as Exhibit 4.12 to the Registration Statement;

12.	a copy of a certificate of the Deputy Secretary of the Company dated 28 October 2011 and the documents annexed thereto;

13.	copies of the certificate of incorporation of the Company and the certificate of incorporation on change of name and re-registration as a public company of the Company; and

14.	the entries shown on the CH Direct print out obtained by us from the Companies House database on 28 October 2011 of the file of the Company maintained at Companies House (the "Company Search").

This letter sets out our opinion on certain matters of English law as at today’s date.  We have not made any investigation of, and do not express any opinion on, any other law.  This letter is to be governed by and construed in accordance with English law.

For the purposes of this letter, we have assumed each of the following:

(A)	All signatures are genuine;

(B)	The conformity to original documents of all copy (including electronic copy) documents examined by us;

(C)
That the Indentures and the Guarantees will have been duly executed and delivered by the parties thereto in the form examined by us (subject to any minor amendment having no bearing on our opinion set out in this letter);

(D)	The accuracy and completeness of the statements made in the certificate of the Deputy Secretary of the Company referred to in paragraph 12 above;

(E)
That: (i) no proposal for a voluntary arrangement has been made, or moratorium obtained, in relation to the Company under Part I of the Insolvency Act of 1986; (ii) the Company has not given any notice in relation to or passed any winding-up resolution; (iii) no application has been made or petition presented to a court, and no order has been made by a court, for the winding-up or administration of the Company, and no step has been taken to strike off or dissolve the Company; (iv) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer; and (v) no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside England and Wales in relation to the Company or any of its assets or revenues;

(F)
That: (i) the information disclosed by the Company Search and by our telephone search of 28 October 2011 of the Central Registry of Winding-Up Petitions in relation to the Company (the "Searches") was complete, accurate and up to date as at the date of the Company Search and has not since then been altered or added to; and (ii) the Searches did not fail to disclose any information relevant for the purposes of this opinion;

(G)
The debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants will be valid and binding on the parties under the laws of the State of New York ("New York law") by which law the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants are expressed to be governed;

(H)	The equity warrant agreements relating to the Equity Warrants and the Equity Warrants will be governed by English law;

(I)	The Debt Securities will be duly issued, authenticated and delivered in accordance with the provisions of the relevant Indenture;

(J)
That no law of any jurisdiction outside England and Wales would render such issue, authentication or delivery illegal or ineffective and that, insofar as any obligation under the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Debt Warrants is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(K)
That the aggregate initial offering price of all Debt Securities, Warrants or Shares issued will not exceed the amount to be registered as set forth in the Registration Statement or in any additional registration statement filed pursuant to Rule 462(b) under the Securities Act, that each Debt Security will be in the form set out in the relevant Indenture and will be subject to the terms and conditions of that Indenture;

(L)	That the issuance of any Debt Securities, Warrants or Shares will not cause the Company or its directors to be in default under articles 97 and 98 of the Company’s Articles of Association;

(M)	That the Indentures, the Guarantees and the RDS Debt Securities will have been entered into by the Company in good faith;

(N)
That the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants are in the best interests and to the advantage of the Company;

(O)	That the terms and conditions applicable to the Debt Securities, Warrants and Shares will not be inconsistent with the Registration Statement;

(P)
That, in respect of each issue of Shares and of Equity Warrants, the directors of the Company will have been granted the necessary authority to allot the relevant Shares or Equity Warrants and will have resolved to allot the relevant Shares or Equity Warrants;

(Q)
That the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants have the same meaning and effect as if they were governed by English law; and

(R)	That since 20 July 2005 no amendments have been made to the documents numbered 1 to 9 above and all such documents continue in full force and effect as at the date hereof.

Based on and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that:

1.	The Company is a public company limited by shares duly incorporated under the laws of England and Wales and is a validly existing company.

2.	The debt warrant agreements relating to the Debt Warrants, the Debt Warrants, the Indentures, the Guarantees and the RDS Debt Securities have been duly authorised by the Company.

3.
The signing and delivery of the Indentures, the Guarantees and the RDS Debt Securities by the Company and the exercise of its rights and the performance of its obligations under the Indentures, the Guarantees and the RDS Debt Securities are not prohibited by the Memorandum of Association and Articles of Association of the Company.

4.
On the assumption that the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Debt Warrants will, when executed and delivered, create valid and binding obligations of the parties under New York law, English law will not prevent any provision of the debt warrant agreements relating to the Debt Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Debt Warrants from, when executed and delivered, being valid and binding obligations of the Company.

5.
When (i) the equity warrant agreements relating to the Equity Warrants and the Equity Warrants have been duly authorised, executed and delivered and (ii) the terms of the Equity Warrants and of their issuance and sale have been duly established in conformity with the Company’s Articles of Association and so as not to violate any applicable law or breach of any agreement binding on the Company, the Equity Warrants will constitute valid and binding obligations of the parties under English law.

6.
When the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Company's Articles of Association and so as not to violate any applicable law, such Shares will have been duly issued and fully paid and no further contribution in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

7.
If Class B ordinary shares are issued, the registered holders of such shares will, if a dividend is paid on the Dividend Access Share (as defined in the Dividend Access Trust Deed) in circumstances where they are registered holders of such shares as at the relevant dividend record date, have a beneficial interest in the funds representing such dividend (in accordance with their respective holdings of Class B ordinary shares) pursuant to the trust formed in accordance with the Dividend Access Trust Deed and subject to the terms of the Dividend Access Trust Deed.

8.
The statements in the Registration Statement in the third, fourth and fifth paragraphs of the section headed "Enforceability of Certain Civil Liabilities" insofar as they refer to statements of law or legal conclusions, in all material respects present fairly the information shown.

Our reservations are as follows:

I.
The term "binding obligations" is used in this opinion to describe an obligation of the type which the English Courts would enforce.  This does not mean that the obligations will necessarily be legally binding and enforceable in all circumstances in accordance with its terms. We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Company under or in respect of the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Warrants.

II.
Undertakings, covenants and indemnities contained in the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Warrants may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court or where the court itself has made an order for costs.

III.
Insofar as any obligation under the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities or the Warrants is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

IV.
The obligations of the Company under or in respect of the debt warrant agreements relating to the Debt Warrants, the equity warrant agreements relating to the Equity Warrants, the Indentures, the Guarantees, the RDS Debt Securities and the Warrants and the remedies available will be subject to any law from time to time in force relating to insolvency, liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

V.
In our opinion under English law there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the United States Federal or State securities laws.

VI.
Our opinion in paragraph 7 above is subject to the legal capacity of the relevant registered holders of Class B ordinary shares. Such capacity (and therefore our opinion) may be affected by matters such as bankruptcy, insolvency and death.  In addition, there may be arrangements in place in respect of the relevant registered holders (for example, nominee arrangements) such that any beneficial interest in a dividend to which they might otherwise be entitled under the terms of the Dividend Access Trust Deed is vested in the hands of third parties. The relevant registered holders may also have waived their entitlement to dividends.

VII.
The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

VIII.
Our opinion in paragraph 8 above is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion in paragraph 8 above. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion therein and to the references to us under the headings "Enforceability of Certain Civil Liabilities", "Taxation" and "Legal Matters" in the Registration Statement.  In giving this consent, we do not admit that we are experts under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion.

Yours faithfully

/s/ Slaughter and May